UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019 (December 2, 2019)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

On December 2, 2019, Riot Blockchain, Inc. (“Riot” or the “Corporation”) entered into a Sale and Purchase Agreement (the “Agreement”) with Bitmaintech PTE. LTD. (“Bitmain”), pursuant to which the Corporation agreed to purchase three thousand (3,000) model Antminer S17 Pro digital currency miners (the “Miners”), for an aggregate purchase price of US$4,850,465.85, subject to adjustment as set forth in the Agreement. Pursuant to the Agreement, shipment of the Miners is to begin on or before December 11, 2019, with delivery to occur at Riot’s digital currency mining facility in Oklahoma City, Oklahoma.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 8.01 - Other Events.

On December 4, 2019, the Corporation issued a press release announcing the purchase of 3,000 Antminer S17 Pro digital currency miners from Bitmain, as disclosed under Item 1.01 of this Current Report on Form 8-K. A copy of the Corporation’s press release announcing the purchase is attached hereto as Exhibit 99.1.

About Riot Blockchain

Information reported in this Current Report on Form 8-K is limited to the scope of the information reportable under a Current Report on Form 8-K under the rules and regulations of the Commission. Please refer to the additional information concerning the Corporation referenced in the following notices and safe harbor provision for material risks and other uncertainties.

Investor Notice

An investment in the Corporation’s common stock involves a high degree of risk, and an investor should only purchase the Corporation’s securities if he or she can afford to suffer the loss of his or her entire investment. In determining whether to purchase the Corporation’s common stock, an investor should carefully consider all of the material risks described in this Current Report on Form 8-K below, together with the factors described under Item 1A under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2019, as amended on Form 10-K/A, filed with the SEC on April 23, 2019, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with the financial or other information contained or incorporated by reference in such reports. In addition to the risks discussed below, other risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations, perhaps materially. The risks discussed below also include forward-looking statements, and actual results and events may differ substantially from those discussed or highlighted in those forward-looking statements. See also the Section entitled “Forward-Looking Statements” herein.

In connection with the purchase of the Bitmain Antminer S17 Pro digital currency miners described in Item 1.01 above, the Corporation has identified the following risk factors which, if the come to pass, may have a negative impact on our business and the results of our operations:

We have expended significant cash resources in connection with the acquisition of new more efficient mining equipment; however, we may never become profitable even with this new mining equipment.

Our primary operations are at our digital currency mining facility in Oklahoma City, Oklahoma. Our acquisition of 3,000 new Antminer S17 Pro digital currency miners represents a substantial outlay of our available cash resources and, despite projected improved efficiency and hash rate production from these new miners, we may never recoup our investment and our cryptocurrency mining operations may never become profitable. This purchase represents our continued commitment to producing bitcoin at costs below retail in order to generate cash and cash equivalents to fund our operations. We have not, however, historically been able to fund our operations from the production of bitcoin and, accordingly, this strategy may not be successful, and we may never become profitable. Further, even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

Our mining operating costs may outpace our mining revenues, which could seriously harm our business or increase our losses; our investment in these new Antminer S17 Pro digital currency miners is significant and there is no guarantee that we will recoup our investment.

Our mining operations are costly, and we expect our expenses may increase in the future. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Despite projected increased hash rates and power efficiency projections for our new Antminer S17 Pro digital currency miners, our mining operating costs may continue to outpace our mining revenues if the trading price of bitcoin does not rebound. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

Political and economic uncertainty may delay or otherwise prevent the delivery of our new Antminer S17 Pro digital currency miners, which could materially and adversely affect our business and results of operations.

Continuing political and global macroeconomic uncertainty, including escalating trade disputes between the United States and China, may result in delayed or failed delivery of the Antminer S17 Pro digital currency miners we purchased from Bitmain. If the United States or China imposes increased tariffs or erects additional trade barriers, our new miners may never be delivered, and we may have difficulty recovering the purchase price. Further, delays in the delivery and installation of the miners will alter our estimations regarding the pace of cost recovery for these miners, which may materially harm our business. Moreover, nations and multinational organizations, such as the European Union, may impose restrictions or bans on the use of cryptocurrencies, which may depress the value of bitcoin and other key cryptocurrencies which we mine, which would do material harm to our business and financial performance.

We have little control over the timely delivery of our new Antminer S17 Pro digital currency miners and delays may negatively impact our projections.

The terms of our agreement with Bitmain do not provide assurance of timely delivery of our new Antminer S17 Pro digital currency miners and we may not be able to deploy them in our Oklahoma City, OK mine according to our expected timeline. Our projections are based on the anticipated timeline of delivery set forth in our agreement with Bitmain, and our anticipated returns on our investment may be delayed due to any delay in their deliver, which could negatively affect our operations and financial performance.

The primary digital currency for which we mine, bitcoin, is subject to halving; the digital currency reward for successfully uncovering a block will halve several times in the future and their value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts, which may negatively affect our projections.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for bitcoin is expected in May 2020 at block 630,000 when the reward will reduce to 6.25. This process will reoccur until the total amount of bitcoin currency rewards issued reaches 21 million, which is expected around 2140.

While bitcoin prices have had a history of price fluctuations around the halving of their respective digital currency rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. Our projections for the return on our investment in these new Antiminer S17 Pro digital currency miners accounts for these anticipated halving events, but our projections may not be accurate. For instance, the halving event may occur sooner than anticipated, or a corresponding and proportionate increase in the trading price of these digital currencies may not follow these anticipated halving events. In such event, our projections would be inaccurate and the revenue we earn from our mining operations would be less than our projections, which would have a material adverse effect on our business and operations.

Nonconforming delivery or failed implementation of our new Antminer S17 Pro digital currency miners could negatively impact our business.

Our investment in our 3,000 new Bitmain Antminer S17 Pro digital currency miners anticipates prompt delivery of conforming miners and the rapid roll out of these new miners once they are delivered; however, we cannot guarantee that conforming and timely delivery, or successful integration of the new miners once they are delivered, will occur. Bitmain may be delayed in its delivery of our new miners, we may encounter latent technical issues with the new miners once they are delivered, or we may discover that our Oklahoma City mine is not suitable for our new miners, which would impair our ability to roll out our new miners in a timely fashion. If we encounter any of these issues with regard to the implementation of our new miners, or if we encounter any unforeseen issues with the same, we may not meet our projections regarding our production of bitcoin and other cryptocurrencies from our mining activities and our business and financial position may suffer as a result.

Safe Harbor

The information provided in this report may include forward -looking statements relating to future events or the future financial performance of the Corporation. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Corporation and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Corporation may be found in the Corporation’s periodic filings with the Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. The Corporation does not undertake any obligation to update forward-looking statements contained in this report.

Item 9.01. (d) Exhibits.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1†	Sale and Purchase Agreement by and between Bitmaintech PTE, LTD. and Riot Blockchain, Inc. dated as of December 2, 2019.
99.1	Press Release, issued by Riot Blockchain, Inc. on December 4, 2019 (furnished pursuant to Item 8.01 of this Current Report on Form 8-K).*

 † Portions of this exhibit have been omitted as confidential information.

*The information contained in this Press Release is furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Jeffrey McGonegal
Chief Executive Officer

Date: December 4, 2019